Exhibit 23.2
                                  ------------


                         Chisholm Bierwolf & Nilson, LLC
                          Certified Public Accountants
                          533 West 2600 South, Suite 25
                              Bountiful, Utah 84010
                              Phone: (801) 292-8756
                              Fax: (801) 292-87809




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We hereby consent to the use of our report dated April 10, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB- 2) of Paradigm Medical Industries, Inc. for the fiscal year ended December 31, 2005 and for the period March 31, 2006.



/s/  Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
June 13, 2006